Exhibit 4.1


                               INVICTA GROUP INC.

                      FISCAL 2003 EQUITY COMPENSATION PLAN.

     INVICTA GROUP, INC., a Nevada corporation (the "Company"), hereby adopts The Fiscal 2003 Equity Compensation Plan (the "Plan") this 12th day of December 2003. Under the Plan, the Company may issue shares of the Company's common stock or grant options to acquire the Company's common stock, par value $0.001 (the "Stock"), from time to time to consultants or advisors of the Company or its subsidiaries, all on the terms and conditions set forth herein. In addition, at the discretion of the Board of Directors, Shares may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors, and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

1.     Purpose  of  the  Plan.
       ----------------------

     The Plan is intended to aid the Company in rewarding those individuals who have contributed to the success of the Company. The Company has designed this Plan to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The above goals will be achieved through the granting of Shares.

2.     Administration  of  this  Plan.
       ------------------------------

     Administration of this Plan shall be determined by the Company's Board of Directors (the "Board"). Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators"). The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any shares approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any shares approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

3.     Shares  of  Stock  Subject  to  this  Plan.
       ------------------------------------------

     The total number of shares issues pursuant to this Plan shall not exceed 5,000,000 shares. If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (meaning the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.

4.     Reservation  of  Stock  on  Granting  of  Rights.
       ------------------------------------------------

     At the time any right is granted under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such right until that right is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

5.      Eligibility.
        -----------

     The Plan Administrators may grant shares to individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction. In any case, the Plan Administrators shall determine, based on the foregoing limitations and the Company's best interests, which consultants and advisors are eligible to participate in this Plan. Shares shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.

6.     Terms  of  Grants  and  Certain  Limitations  on  Right  to  Exercise.
       ---------------------------------------------------------------------

a.   Each  right  to  shares  may  have  its  terms  established  by  the  Plan
     Administrators  at  the  time  the  right  is  granted.

b. The terms of the right, once it is granted, may be reduced only as provided for in this Plan and under the express written provisions of the grant.

c. Unless otherwise specifically provided by the written provisions of the grant or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission ("SEC"), no participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to any right unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the right and delivers any required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of any grant, no adjustment to the exercise price or the number of shares of Stock subject to the grant shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the grant is acquired by the holder.

d. Rights shall vest and become exercisable at such time or times and on such terms as the Plan Administrators may determine at the time of the grant of the right.

e. Grants may contain such other provisions, including further lawful restrictions on the vesting and exercise of the grant as the Plan Administrators may deem advisable.

f.   In  no  event  may  a  grant be exercised after the expiration of its term.

g. Grants shall be non-transferable, except by the laws of descent and distribution.

7.     Exercise  Price.
       ---------------

     The Plan Administrators shall establish the exercise price payable to the Company for shares to be obtained pursuant to any purchase options which exercise price may be amended from time to time as the Plan Administrators shall determine.

8.     Payment  of  Exercise  Price.
       ----------------------------

     The exercise of any option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

9.     Dilution  or  Other  Adjustment.
       -------------------------------

     The shares of Common Stock subject to this Plan and the exercise price of outstanding options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other re-capitalization. The Company, at its option, may adjust the grants and rights made hereunder, issue replacements, or declare grants void.

10.     Options  to  Foreign  Nationals.
        -------------------------------

     The Plan Administrators may, in order to fulfill the purpose of this Plan and without amending this Plan, grant Options to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Options made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

11.      Listing  and  Registration  of  Shares.
         --------------------------------------

     Each grant shall be subject to the requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such rights or the issuance or purchase of shares thereunder, such right may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

12.     Expiration  and  Termination  of  this  Plan.
        --------------------------------------------

     This Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any rights then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which the 5,000,000th share is issued hereunder.

13.     Amendment  of  this  Plan.
        -------------------------

     This Plan may not be amended more than once during any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. The Plan Administrators may modify and amend this Plan in any respect; provided, however, that to the extent such amendment or modification would cause this Plan to no longer comply with the applicable provisions of the Code governing incentive stock options as they may be amended from time to time, such amendment or modification shall also be approved by the shareholders of the Company.


ATTEST:

/s/ William  G.  Forhan
-----------------------
William  G.  Forhan,  Chairman  and  CEO


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